Exhibit 99.1

SENETEK LICENSES INVICORP® ERECTILE DYSFUNCTION TREATMENT TO PLETHORA SOLUTIONS FOR NORTH AMERICA

PLETHORA SOLUTIONS ASSUMES FULL REGULATORY RESPONSIBILITY AND RECEIVES OPTION ON ADDITIONAL TERRITORIES; SENETEK TO RECEIVE ROYALTIES AND MILESTONE PAYMENTS

NAPA, California and LONDON, England February 21, 2006, PR Newswire-First Call/ — Senetek PLC (OTCBB: SNTKY), and Plethora Solutions (LSE:AIM : PLE) today jointly announced the signing of an exclusive license for Plethora to manufacture and market in North America Invicorp®, Senetek’s patented combination drug treatment for male erectile dysfunction (ED). Senetek is a healthcare technologies company targeting the creation of products for the anti-aging market worldwide, and Plethora is an emerging specialty pharmaceutical company focused on the development and marketing of products for the diagnosis, treatment and management of urological disorders.

Under the terms of the license agreement, Plethora assumes full responsibility for the drug regulatory process for Invicorp® and for establishing this important new therapy in the key North America market, which represents some 40% of global sales of erectile dysfunction treatments, and is granted options on additional non-North American markets outside of the European Community. Senetek will participate in the success of Invicorp® through royalties based on Plethora’s and its sub-licensees’ net sales of Invicorp® plus predetermined milestone payments upon achievement of regulatory approvals and cumulative net sales targets.

Invicorp® and the erectile dysfunction market

Invicorp® is Senetek’s patented injectable combination of phentolamine mesylate and vasoactive intestinal polypeptide for the treatment of ED. The product has already received marketing authorization in Denmark, which has been chosen as the Reference Member State for the Mutual Recognition Procedure in Europe, as well as the UK. The prevalence of ED as reported in international surveys ranges from 10% to 24%. ED prevalence increases with age and is almost threefold greater in men aged 70 or more than in men aged 40 to 49 years. Current pharmacotherapy for ED comprises of oral, injectable and transurethral treatments. The common oral ED agents are contraindicated in patients taking nitrate medications for angina or certain drugs for the treatment of benign prostate hyperplasia (BPH). Also, their efficacy is reduced in patients with diabetes and in those with nerve damage following prostate or pelvic surgery. Existing injectable and transurethral ED treatments are contraindicated in patients with certain medical conditions. Invicorp®, on the other hand, has a different mode of action to existing injectable and transurethral ED drugs and is not contraindicated in any patient population in those countries where it currently has marketing authorization. The product is self-administered using a convenient microinjection system.

Dr Mike Wyllie, Founder and Chief Scientific Officer of Plethora, remarked: “Invicorp® has great potential in the management of the large number of patients, e.g. diabetics, who have a poor or inadequate response to oral drugs and those patients who cannot safely take them. The latter category includes not only nitrate users but also some patients taking common medications for the treatment of benign prostatic hyperplasia (BPH). In this respect, like our existing Timm product line, Invicorp® could become an attractive treatment option for many patients”.

Frank J. Massino, Chairman and Chief Executive Officer of Senetek, commented: “This licensing agreement with Plethora Solutions marks a second major step in bringing this unique injectable formulation to a currently under-served patient population. Finding an Invicorp® commercial partner for the key North America market that could give it the focus it deserves and the technical expertise and distribution infrastructure to speed it to market was a key objective of Senetek’s 2006 business plan and Plethora Solutions is perfectly suited to that role. We are confident that our partnership with Plethora will allow Invicorp® to realize its full potential in the growing erectile dysfunction market. With this agreement in place, Senetek is ideally positioned to concentrate on its core business of expanding its portfolio of proprietary dermatologicals for the global ethical pharmaceutical and cosmeceutical markets.”

Steven Powell, Chief Executive Officer of Plethora, commented: “Our recent acquisition of Timm Medical Technologies provides us with an established U.S.-focused urology sales and marketing capability. We are delighted to now have the opportunity to license rights to a pre-registration product which we believe will make an important addition to our portfolio of products for the treatment of male sexual dysfunction and which can be marketed, subject to achieving approval and registration, through our newly acquired field force. This confirms our previously stated objective to develop the Timm Medical business by leveraging its established sales force with new product opportunities.”

For further information contact:

Plethora Solutions Steven Powell	Tel : +44 (0)207 269 8630

Buchanan Communications Tim Anderson, Isabel Podda	Tel : +44 (0)207 466 5000

Notes to Editor

Senetek PLC is a life sciences-driven product development and licensing company focused on the high growth market for dermatological and skin care products primarily addressing photodamage and age-related skin conditions. Senetek’s patented compound Kinetin is a naturally occurring cytokinin that has proven effective in improving the appearance of aging skin with virtually none of the side effects associated with acid-based active ingredients. Senetek has licensed Kinetin to leading global and regional dermatological and skin care marketers including Valeant Pharmaceuticals, The Body Shop and Revlon, and recently announced the grant to Valeant Pharmaceuticals of an exclusive global license for Zeatin, a promising analogue of Kinetin. Senetek’s researchers at the University of Aarhus, Denmark, are also collaborating with the Institute of Experimental Botany, Prague to identify and evaluate additional new biologically active compounds for this high growth field. Senetek has developed its patented Invicorp® erectile dysfunction product, gaining marketing authorizations in Denmark, England and New Zealand, and exclusively licensed Invicorp® to Ardana Bioscience for the European Community in 2003. www.senetekplc.com

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext. 102

E-mail: Pknopick@eandecommunications.com

Plethora Solutions Holdings PLC is a UK-headquartered speciality pharmaceutical company focused on the development of products for the treatment of urological disease. It is listed on the Alternative Investment Market of the London Stock Exchange (AIM:PLE). The company has products in clinical development for the treatment of overactive bladder, benign prostatic hyperplasia, stress urinary incontinence, interstitial cystitis and premature ejaculation. In February 2006, Plethora acquired Minneapolis (Mn) based Timm medical Technologies Inc which markets products for the treatment of erectile dysfunction (ED) to urology clinics through a US-based speciality sales team. www.plethorasolutions.co.uk

Safe Harbor Statement

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those that might imply Senetek’s expectation that that Invicorp® will receive regulatory approvals in Europe for its marketing, and that Plethora Solutions Ltd. will achieve commercial success with this product. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2003. However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise